May 6, 2024

TrueBlue, Inc.
1015 A Street
Tacoma, Washington 98402

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TrueBlue, Inc., a Washington corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of one or more of the following securities by the Company (collectively, the “Securities”):

a.shares of the common stock of the Company, no par value (the “Common Stock”);

b.shares of the preferred stock of the Company, at a par value per share determined by the board of directors at the time of authorization (“Preferred Stock”), which may be issued as part of a series established pursuant to articles of amendment to the Company’s Amended and Restated Articles of Incorporation (“Articles of Amendment”) filed in the office of the Secretary of State of the State of Washington in accordance with the applicable provisions of the Washington Business Corporation Act;

c.debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities and may be convertible into or exchangeable for Common Stock or other securities (the “Debt Securities”); and

d.warrants for the purchase of Debt Securities, Common Stock, Preferred Stock or other securities (the “Warrants”).

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued by the Company under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time; (b) any Preferred Stock will be issued by the Company under Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended from time to time; (c) any Debt Securities will be issued in one or more series pursuant to one or more Indentures (each an “Indenture”) entered into between the Company and a trustee thereunder (the “Trustee”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (d) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant
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TrueBlue, Inc.
May 6, 2024

Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company, we have examined (i) the Company’s Amended and Restated Articles of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) the Registration Statement; (iv) minutes or other records of such of the corporate proceedings as have occurred prior to or as of the date hereof; and (v) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 4 and 5 below, the Company, the Trustee, or the Warrant Agent, as applicable, will have complied with the terms and conditions of the Indenture or the Warrant Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or supplemental indenture to the Indenture; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities); and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:
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TrueBlue, Inc.
May 6, 2024

1.With respect to Common Stock, when the shares of Common Stock have been issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.With respect to Preferred Stock, when (a) the applicable Articles of Amendment for the Preferred Stock to be issued have been duly filed with the office of the Secretary of State of the State of Washington and (b) the shares of Preferred Stock have been issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

3.With respect to Common Stock or Preferred Stock to be issued upon conversion, exchange or exercise, as applicable, of the Debt Securities, Preferred Stock or Warrants, when (a) if applicable, the Amendment for the Preferred Stock to be issued upon such conversion, exchange or exercise has been duly filed with the Secretary of State of the State of Washington and (b) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities, Preferred Stock or Warrants, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

4.With respect to Debt Securities, when (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; (c) the Indenture with respect to the applicable Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; (d) the Indenture with respect to the applicable Debt Securities has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, and (e) the applicable Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute legal, valid and binding obligations of the Company.

5.When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute legal, valid and binding obligations of the Company.

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TrueBlue, Inc.
May 6, 2024

The foregoing opinions are subject to the following exclusions and qualifications:

a.Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

b.We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

c.We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of New York and Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission thereunder.

Very truly yours,

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